CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

         Palomar  Medical  Technologies,   Inc.,  a  corporation  organized  and
existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the directors of the Corporation by unanimous written consent dated December 16, 1996 duly adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation be amended as follows:

         That the Certificate of Incorporation of the Corporation be amended by adding Part D, Series G Convertible Preferred Stock, to Article Fourth, which shall be and read as follows in its entirety:

               "D.  Series G. Convertible Preferred Stock

               Section 1. Designation and Amount. The shares of such series shall be designated as "Series G Convertible Preferred Stock" (the "Series G Convertible Preferred Stock"), and the number of shares constituting such series shall be 10,000 and shall not be subject to increase. The Series G Convertible Preferred Stock shall be divided into two tranches, referred to herein as "Tranche 1 Series G Convertible Preferred Stock" (the "Tranche 1 Series G Convertible Preferred Stock"), which shall consist of 4,000 shares, and "Tranche 2 Series G Convertible Preferred Stock" (the "Tranche 2 Series G Convertible Preferred Stock"), which shall consist of 6,000 shares.

               SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series G Convertible Preferred Stock shall be the sum of (i) $1,000, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series G Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

               SECTION 3. RANK. All Series G Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.01 per share
               (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series E Convertible Preferred






               Stock of the Corporation, the Series F Convertible Preferred Stock of the Corporation and any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

               SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series G Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $70.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise specifically provided herein) from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing January 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series G Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series G Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series G Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (other than purchases, redemptions or other acquisitions of a number of shares of Common Stock in the aggregate not in excess of 2 percent of the shares of Common Stock outstanding on the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware, at prices not in excess of the fair market value thereof at the time of purchase, redemption or acquisition) unless and until all accrued and unpaid dividends on the Series G Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

               If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series G Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series G Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series G Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series G Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series G Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series G Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series G Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series G Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series G Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

               Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series G Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series G Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series G Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series G Convertible Preferred Stock if:

                        (i) the  number of  shares  of Common  Stock at the time
                       authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

                        (ii) the  issuance or delivery of shares of Common Stock
                       as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

                        (iii)the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

                         (iv)the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of the shares of Common Stock;

                          (v)the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

                            (vi) the  issuance  of  shares  of  Common  Stock in
                       payment of dividends on Series G Convertible Preferred Stock held by any GFL Person (as defined in Section 9(a) hereof) would result in any GFL Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 9(a) hereof.

                Shares of Common Stock issued in payment of dividends on Series G Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

                "Computed Price" of shares of Common Stock means the price equal to 85 percent of the arithmetic mean of the per share Closing Price (as defined in Section 9(b)) of the Common Stock for the three consecutive trading days ending on the third trading day prior to the applicable dividend payment date; provided however, that, notwithstanding the foregoing, in no event shall the Computed Price be less than $.01 per share.

                SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series G Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series G Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series G Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series G Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series G Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series G Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series G Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series G Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                SECTION 6. NO MANDATORY REDEMPTION. The shares of Series G Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

                SECTION 7. NO SINKING FUND. The shares of Series G Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

                SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series G Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement between the Corporation and the original holders of the Series G Convertible Preferred Stock (the "Registration Rights Agreement") and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the holders of record of the shares of Series G Convertible Preferred Stock to be redeemed, at any time which is (x) 90 days or more after the Tranche 1 Registration Effective Date (as defined in Section 9(b)) to redeem all of the shares or any part of not less than 600 shares (or such lesser number of shares of Tranche 1 Series G Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Tranche 1 Series G Convertible
                Preferred Stock or (y) 90 days or more after the Tranche 2 Registration Effective Date (as defined in Section 9(b)) to redeem all of the shares or any part of not less than 600 shares (or such lesser number of shares of Tranche 2 Series G Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Tranche 2 Series G Convertible Preferred Stock, in either case in accordance with this Section 8. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series G Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series G Convertible Preferred Stock of any other holder. Any Notice of Redemption may, subject to the 15 and 20 day restrictions stated above, be given prior to the date which is 90 days after the Tranche 1 Registration Effective Date or the Tranche 2 Registration Effective Date, as the case may be, but in any such case may not specify a Redemption Date (as herein defined) prior to the date which is 90 days after the Tranche 1 Registration Effective Date or the Tranche 2 Registration Effective Date, as the case may be. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series G Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series G Convertible Preferred Stock held by such holder which are to be redeemed and the tranche of the shares to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series G Convertible Preferred Stock to be redeemed, determined in accordance with this Section, and (4) the date of redemption of such shares of Series G Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation
                shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series G Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series G Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series G Convertible Preferred Stock to be redeemed in respect of each share of Series G Convertible Preferred Stock to be redeemed of an amount equal to the sum of (A) the amount of the Liquidation Preference determined as of the applicable Redemption Date and
                (B) $176.50 (such sum being referred to herein as the "Redemption Price"). Upon redemption of less than all of the shares of Series G Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series G Convertible Preferred Stock which have not been redeemed. Only whole shares of Series G Convertible Preferred Stock may be redeemed. If the
                Corporation exercises its right to redeem less than all outstanding shares of Series G Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series G Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series G Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

                SECTION 9.          CONVERSION.

                  (a) Conversion  at Option of  Holder.  (i) The  holders of the
                      Series G Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series G Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is the earliest of (i) the Tranche 1 Registration Effective Date, (ii) or the Tranche 2 Registration Effective Date and (iii) the date which is 90 days after the date of initial issuance of shares of Series G Convertible Preferred Stock (the "Issuance Date") and at any time thereafter, each share of Series G

                      Convertible Preferred Stock initially may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series G Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of
                      (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and (iii) accrued but unpaid interest on the dividends on the shares of Series G Convertible Preferred Stock being converted in arrears to the Conversion Date by (z) the lesser of (I) $11.50 (subject to equitable adjustments for stock splits, stock
                      dividends,        combinations,         recapitalizations,
                      reclassifications and similar events) and (II) the product of (A) the Tranche 1 Conversion Percentage or the Tranche 2 Conversion Percentage, as the case may be, times (B) the arithmetic average of the Closing Price of the Common Stock on the three consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to subclause (II) of this clause (z) be less than $6.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events), regardless of the actual amount otherwise determined pursuant to this clause (z)) (the "Minimum Conversion Price"), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that in no event shall Genesee Fund Limited ("Genesee") be entitled to convert any shares of Series G Convertible Preferred Stock in excess of that number of shares of Series G Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Genesee and any person whose beneficial ownership of shares of Common Stock would be aggregated with Genesee's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder (each a "GFL Person" and collectively, the "GFL Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series G Convertible Preferred Stock and unexercised Common Stock Purchase Warrants issued to Genesee in connection with the issuance of the Series G Convertible Preferred Stock) and
                      (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series G Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any GFL Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by Genesee to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock.

                      (i) Each certificate for shares of Series G Convertible Preferred Stock initially issued shall bear a legend identifying it as either "Tranche 1" or "Tranche 2," as agreed in writing with the Corporation by the initial holder of shares of Series G Convertible Preferred Stock. Any new certificate issued upon transfer of any shares of Series G Convertible Preferred Stock or, in connection with a conversion of shares of Series G Convertible Preferred Stock, to evidence the unconverted balance of shares of Series G Convertible Preferred Stock shall bear the same legend as the certificate surrendered to the Corporation in connection therewith, if applicable.

                  (b)  Certain Definitions.

                            As used herein,  the "Closing Price" of any security
                      on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

                      As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

                      As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

                      As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

                      As used  herein,  "Tranche 1  Computation  Date" means (1)
                      January 1, 1997, unless the Tranche 1 Registration Statement theretofore has been declared effective by the SEC, and, (2) if the Tranche 1 Registration Statement has not theretofore been declared effective by the SEC, each date which is 30 days after a Tranche 1 Computation Date.

                      As used herein, "Tranche 2 Computation Date" means (1) February 1, 1997, unless the Tranche 2 Registration Statement theretofore has been declared effective by the SEC, and, (2) if the Tranche 2 Registration Statement has not theretofore been declared effective by the SEC, each date which is 30 days after a Tranche 2 Computation Date.

                      As used herein, "Tranche 1 Conversion Percentage" shall mean, with respect to any conversion of shares of Tranche 1 Series G Convertible Preferred Stock, 85 percent, except that, if the Tranche 1 Registration Statement is not ordered effective by the SEC by the Tranche 1 Computation Date, then the percentage stated above in this paragraph shall be reduced by two percentage points on each Tranche 1 Computation Date, and except that the percentage stated above in this paragraph, as so adjusted, is also subject to adjustment as provided in Section 3(f)(iii) of the Registration Rights Agreement.

                      As used herein, "Tranche 2 Conversion Percentage" shall mean, with respect to any conversion of Tranche 2 Series G Convertible Preferred Stock, 85 percent, except that, if the Tranche 2 Registration Statement is not ordered effective by the SEC by the Tranche 2 Computation Date, then the percentage stated above in this paragraph shall be reduced by two percentage points on each Tranche 2 Computation Date, and except that the percentage stated above in this paragraph, as so adjusted, is also subject to adjustment as provided in Section 3(f)(iii) of the Registration Rights Agreement.

                      As used herein, "Tranche 1 Registration Effective Date" shall mean the date on which the Tranche 1 Registration Statement is first ordered effective by the SEC.

                      As used herein, "Tranche 2 Registration Effective Date" shall mean the date on which the Tranche 2 Registration Statement is first ordered effective by the SEC.

                      As used herein, "Tranche 1 Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a)(i) of the Registration Rights Agreement.

                      As used herein, "Tranche 2 Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a)(ii) of the Registration Rights Agreement.

                      (c)  Other  Provisions.  Notwithstanding  anything in this
                           Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this
                           Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series G Convertible Preferred Stock are at the time convertible.

                            The  holders  of  shares  of  Series  G  Convertible
                      Preferred Stock at the close of business on the record date for any dividend payment to holders of Series G Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that shares of Series G Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series G

                      Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series G Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series G Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series G Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

                      The right of the holders of Series G Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series G Convertible Preferred Stock to be converted and, in the case of Genesee, stating that such conversion will not result in Genesee beneficially owning a number of shares of Common Stock in excess of that number permitted by
                      Section 9(a). Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising under United States federal, state or local law in connection with any conversion of shares of Series G Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series G Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                      The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series G Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series G Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series G Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series G Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                      In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the
                      Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series G Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series G Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series G Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series G Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series G Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                      If a holder shall have given a notice of conversion of shares of Series G Convertible Preferred Stock, upon surrender of certificates representing shares of Series G Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

                      No fractional shares of Common Stock shall be issued upon conversion of Series G Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days before the Conversion Date and (ii) such fraction of a share or
                      (b) may issue an additional share of Common Stock.

                      The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq National Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq National Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

                      The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this
                      Section 9(c), as follows:

                      (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

                                            C1 = C x   O + N
                                                       -----
                                               O +  N x P
                                                    -----
                                                    M
                           where


                                    C1  =    the adjusted Conversion Amount
                                    C   =    the current Conversion Amount
                                    O   =    the  number  of  shares  of  Common
                                             Stock  outstanding  on  the  Record
                                             date.
                                    N  =     the number of additional  shares of
                                             Common Stock  issuable  pursuant to
                                             the  exercise  of  such  rights  or
                                             warrants.
                                    P =      the offering price per share of the
                                             additional   shares  (which  amount
                                             shall include  amounts  received by
                                             the  Corporation  in respect of the
                                             issuance  and the  exercise of such
                                             rights or warrants).
                                    M =      the Current  Market Price per share
                                             of Common Stock on the record date.

                           Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                      (ii) In  case  the  Corporation   shall,  by  dividend  or
                           otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula


                                          C1 = C x    M
                                                     ---
                                                    M - F

                           where

                                    C1  =    the adjusted Conversion Amount
                                    C   =    the current Conversion Amount
                                    M   =    the Current  Market Price per share
                                             of Common  Stock on the record date
                                             mentioned below.

                                    F   =    the  aggregate  amount of such cash
                                             dividend  and/or  the  fair  market
                                             value  on the  record  date  of the
                                             assets   or    securities   to   be
                                             distributed  divided  by the number
                                             of   shares    of   Common    Stock
                                             outstanding on the record date. The
                                             Board of Directors  shall determine
                                             such  fair  market   value,   which
                                             determination shall be conclusive.

                           Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series G Convertible Preferred Stock.

                      (iii)All  calculations  hereunder  shall  be  made  to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                      (iv) If at any  time as a  result  of an  adjustment  made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series G Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

               Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

               Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series G Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series G Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

               Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series G Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

               Notwithstanding  any  other  provision  of  this  Section  9,  no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series G Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series G Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after such time as a holder of shares of Series G Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

               (d) Conversion at Option of Corporation. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series G Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Tranche 1 Registration Statement and the Tranche 2 Registration Statement shall be effective, the Corporation shall have the right, exercisable at any time or from time to time on or after the date which is one year after the later of (x) the Tranche 1 Registration Effective Date and (y) the Tranche 2 Registration Effective Date, by at least 15 business days but not more than 20 business days prior notice (a "Corporation Conversion Notice") to the holders of the Series G Convertible Preferred Stock, to require such holders to convert, in accordance with the provisions, and subject to the limitations, of this Section 9, all or any part of the outstanding shares of Series G Convertible Preferred Stock into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. The Corporation Conversion Notice shall state (1) the number of shares of Series G Convertible Preferred Stock which the Corporation seeks to require to be converted into shares of Common Stock and the tranche of the shares to be converted and
               (2) the conversion date (which shall not be less than 15 business days or more than 20 business days after the date the Corporation Conversion Notice is given). If the Corporation shall give a Corporation Conversion Notice, then, unless theretofore converted by the holder or redeemed by the Corporation in accordance herewith, and, so long as the Tranche 1 Registration Statement and the Tranche 2 Registration Statement shall remain effective on such conversion date and the Corporation shall be in compliance in all material respects with its obligations under the Registration Rights Agreement on such conversion date, on the conversion date properly set forth therein, the lesser of (A) the number of shares of Series G Convertible Preferred Stock which the Corporation seeks to require to be converted, as set forth in such Corporation Conversion Notice or (B) the maximum number of shares of Series G Convertible Preferred Stock which on such conversion date is convertible in accordance with Sections 9(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 (but without regard to the Minimum Conversion Price) as if the conversion of such number of shares of Series G Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series G Convertible Preferred Stock. Upon receipt by the Corporation of certificates for shares of Series G Convertible Preferred Stock converted into shares of Common Stock in accordance with this Section 9(d) after a Corporation Conversion Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock for the number of shares of Series G Convertible Preferred Stock converted as shall be determined in accordance herewith,
               (2) a new certificate for the balance of shares of Series G Convertible Preferred Stock, if any, and (3) payment of the accrued and unpaid dividends on the shares of Series G Convertible Preferred Stock so converted (which payment of dividends may be made in accordance with Section 4 if the Corporation satisfies the requirements thereof).

               SECTION 10. VOTING RIGHTS. Except as otherwise required by law or
               expressly  provided  herein,   shares  of  Series  G  Convertible
               Preferred Stock shall not be entitled to vote on any matter.

               The  affirmative  vote or consent of the holders of a majority of the outstanding shares of the Series G Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series G Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series G Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

               SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series G Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series G Convertible Preferred Stock for conversion into Common Stock, all shares of Series G Convertible Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series G Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series G Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series G Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise."


         SECOND: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Palomar Medical Technologies, Inc. has caused this certificate to be signed by its Secretary this 16th day of December, 1996.

                                            PALOMAR MEDICAL TECHNOLOGIES, INC.



                                            By: /s/ Joseph Caruso
                                                ------------------------------
                                                 Joseph Caruso
                                                 Secretary